UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2024

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2024, SINTX Technologies, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with a certain investor named therein (the “Purchasers”), and a placement agency agreement dated as of March 25, 2024 (the “PAA”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 28,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). Each Share is being sold at a public offering price of $0.047. The aggregate proceeds to the Company from the Offering are expected to be approximately $1.3 million before deducting placement agent fees and other estimated offering expenses payable by the Company. The Offering is expected to close on March 26, 2024, subject to customary closing conditions.

The Purchase Agreement and PAA contain customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement and PAA were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company engaged Maxim Group LLC as the Company’s sole placement agent for the Offering pursuant to the PAA. Pursuant to the PAA, the Company agreed to pay the Placement Agent a cash placement fee equal to 8.0% of the gross proceeds of the Offering, plus reimbursement of certain expenses and legal fees up to $90,000. Copies of the forms of Purchase Agreement and PAA are filed hereto as Exhibits 10.1 and 10.2. The foregoing descriptions of the terms of the Purchase Agreement and the PAA are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.

On March 22, 2024, the Company issued a press release announcing the launch of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 25, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the Offering and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the Offering does not occur when expected or at all because required conditions to closing are not satisfied on a timely basis or at all. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

5.1	Opinion of Dorsey & Whitney LLP

10.1	Form of Stock Purchase Agreement

10.2	Form of Placement Agency Agreement

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated March 22, 2024

99.2	Press Release dated March 25, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	March 26, 2024	By:	/s/ B. Sonny Bal
B. Sonny Bal, M.D.
Chief Executive Officer